EXHIBIT 99.1

                             JOINT FILER INFORMATION



NAME:  Nomura Phase4 Ventures LP

Address:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:  Targacept, Inc. [TRGT]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 18, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  Member of 13G Group reporting more than 10% ownership.



Signature:   Nomura Phase4 Ventures LP


             By: /s/ Denise Pollard Knight
                 ---------------------------

Dated:  May 5, 2006

                             JOINT FILER INFORMATION



NAME:  Nomura Phase4 Ventures LTD

Address:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:  Targacept, Inc. [TRGT]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 18, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  Member of 13G Group reporting more than 10% ownership.



SIGNATURE:   Nomura Phase4 Ventures LTD


             By: /s/ Denise Pollard Knight
                 ---------------------------

Dated:  May 5, 2006

                             JOINT FILER INFORMATION




NAME:  Nomura Phase4 Ventures GP LTD

Address:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:  Targacept, Inc. [TRGT]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 18, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  Member of 13G Group reporting more than 10% ownership.



Signature:      Nomura Phase4 Ventures GP LTD


                By: /s/ Denise Pollard Knight
                    -------------------------

Dated:  May 5, 2006